Exhibit 99.1

Press Release July 19, 2022

7575 W. Jefferson Blvd.

Fort Wayne, IN 46804

Steel Dynamics Announces Investment in New State-of-the-Art Low-Carbon Aluminum

Flat Rolled Mill, Aligned with Its Core Steelmaking and Recycling Platforms

FORT WAYNE, INDIANA, July 19, 2022 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced that its Board of Directors has authorized the company to construct and operate a 650,000-tonne low-carbon, recycled aluminum flat rolled mill, with two supporting satellite recycled aluminum slab centers. The capital investment is estimated to be $2.2 billion for the three facilities, and commercial production is planned to begin in the first quarter 2025. Steel Dynamics’ steel customers are significant consumers and processors of aluminum flat rolled products, and also seek the company’s high-quality, sustainable, customer-centric approach within the aluminum flat rolled market. The state-of-the-art aluminum flat rolled mill will utilize a significant amount of aluminum scrap, and as such is also a complementary extension of the company’s metals recycling platform, which is the largest nonferrous metals recycler in North America. The company estimates the project will generate between $650 million and $700 million of annual EBITDA on a through-cycle basis. The project will be funded with available cash and cash flow from operations, and the company plans to maintain its policy of strong shareholder distributions and investment grade credit ratings.

The North American flat rolled aluminum industry has a substantial and growing supply deficit estimated at over 2.0 million tonnes, based largely on increasing demand from the automotive and sustainable beverage can industries. The lack of aluminum flat rolled availability has impacted automotive producers’ ability to secure supply. The supply deficit is currently being addressed through imports of higher-cost aluminum flat rolled products, which exceeded 25 percent of North American consumption in 2021.

“We are incredibly excited to announce this meaningful growth opportunity, which is aligned with our existing business and operational expertise,” said Mark. D. Millett, Chairman, President, and Chief Executive Officer. “We have intentionally grown with our customers’ needs, providing efficient sustainable supply-chain solutions for the highest quality products. Thus far, this has primarily been achieved within the carbon steel industry — however, a significant number of our carbon flat rolled steel customers are also consumers and processors of aluminum flat rolled products. Today we are announcing our plans to broaden our ability to serve our existing and new customers by adding high-quality, low-carbon flat rolled aluminum to our product portfolio. We are also excited to further diversify our end markets with plans to supply the sustainable beverage can industry. We believe our unique performance-based operating culture, coupled with our considerable experience in successfully constructing and operating cost-effective, highly profitable carbon flat rolled steel mills, positions us exceptionally well to execute this strategic opportunity in an adjacent metal space, and to deliver strong long-term value creation.”

The Project

The planned $1.9 billion aluminum flat rolled mill will be located in the Southeastern United States, with an annual production capacity of 650,000 tonnes of finished products, serving the sustainable beverage packaging, automotive, and common alloy industrial sectors. The product offering will be supported by various value-added finishing lines, including CASH (continuous annealing solutions heat treating) lines, continuous coating, and various slitting and packaging operations. The rolling mill is currently expected to begin operations in the first quarter 2025. The company’s focus on decarbonization will also be applied to this aluminum operation, including plans to use a significant amount of pre- and post-consumer aluminum scrap in its production process, supported by the company’s metals recycling platform, which is the largest nonferrous metals recycler in North America. The company will own over 94 percent of the rolling mill facility through a joint venture arrangement with Unity Aluminum, Inc., whose employees provide significant aluminum industry operating expertise to the project, complementing the company’s own proven extensive construction and operating talent.

At full capacity, the aluminum rolling mill will require approximately 900,000 tonnes of annual aluminum slab supply. The rolling mill is expected to have the capacity to supply approximately 50 percent of its recycled aluminum slab requirements onsite, with the remaining amount to be provided by the construction and operation of two additional satellite recycled aluminum slab centers, one to be located in the Southwestern United States and the other in Northcentral Mexico. The satellite slab centers will benefit from abundant regional aluminum scrap supply and cost-effective operations. The two facilities are expected to cost approximately $350 million in aggregate, with the Mexico facility expected to begin operations in 2024 and the U.S. facility by the end of 2025. The company will own 100 percent of the satellite facilities.

Steel Dynamics Competitive Advantage

The company believes this strategic growth investment is differentiated and supported by the following key advantages:

▪	Culture

–	This investment will benefit from Steel Dynamics’ commitment to the safety, health, welfare and development of its people.

–	Steel Dynamics culture is clearly demonstrated through its low-cost operating framework, dedication to excellence in all things, and its entrepreneurial performance-based incentive systems.

▪	A Market in Need of Alternatives

–	A new aluminum flat rolled mill has not been constructed in North America for over 40 years. Steel Dynamics plans to bring the “mini-mill” culture and related operating efficiency to the flat rolled aluminum industry.

▪	Successful Organic Growth Track Record

–	Steel Dynamics’ teams and its executive leadership have extensive experience constructing and operating large capital-intensive operations, including flat rolled steel mills and downstream value-added finishing lines, which are similar to those utilized within the aluminum flat rolled industry.

–	Steel Dynamics recently successfully completed the construction of a new $2.0 billion flat rolled steel mill with two high-quality finishing lines in Sinton, Texas within the planned budget.

▪	Customer Supply-Chain Solutions

–	This investment allows Steel Dynamics to grow with its customers by supporting their sustainable metals needs. A significant number of Steel Dynamics’ existing carbon steel customers also consume or process aluminum flat rolled products for automotive, appliance, construction, and other applications.

–	This investment provides these customers with a new, high-quality, domestic, low-carbon aluminum supply-chain, while also providing Steel Dynamics with a hedge against carbon steel material substitution.

–	This investment diversifies Steel Dynamics’ end-market exposure by serving the growing North American sustainable beverage can industry with its counter-cyclical characteristics.

–	Similar to Steel Dynamics’ vision at its Sinton, Texas steel mill, the company plans to invite customers to locate facilities onsite with the rolling mill to further enhance customer cost efficiencies, providing a “closed loop” aluminum coil-to-scrap sourcing opportunity.

▪	Sustainability Focus

–	Steel Dynamics’ metals recycling platform, OmniSource, is the largest nonferrous recycler in North America, with extensive processing capabilities and ready access to new and existing aluminum scrap generators and suppliers.

–	Recycled aluminum scrap will be the primary raw material for the aluminum rolling mill and the recycled aluminum slab centers. The company’s metals recycling platform is expected to supply 100 percent of the scrap aluminum for these operations.

–	Consistent with existing Steel Dynamics’ steel mills, this new aluminum mill is planned to provide an energy efficient, lower environmental impact product alternative to average global aluminum flat rolled production facilities.

–	This project is expected to provide meaningful well-paying U.S. jobs and talent development opportunities.

▪	Financial Strength

–	Steel Dynamics has more than doubled its free cash flow generation capability since our acquisition of our Columbus Flat Roll Steel Division with an annual average adjusted free cash flow of $1.5 billion from 2017 to 2021 (excluding capital expenditures related to its Sinton growth investment).

–	The company will fund this project through available cash and cash flow from operations, while retaining its strong shareholder distributions and investment grade credit profile.

–	During Sinton’s construction from 2019 through 2021, the company improved its credit profile, while funding the $2.0 billion steel mill through free cash flow, and increasing its cash dividend 39 percent and purchasing $1.5 billion, or 14 percent, of its common stock.

Suppliers and Advisors

The equipment contract for the flat rolled aluminum mill has been awarded to SMS Group. J.P. Morgan Securities, LLC is serving as exclusive financial advisor and Barrett McNagny, LLP is serving as legal counsel to Steel Dynamics. Headwall Partners, XMS Capital Partners, EA Markets, and Odinbrook Global Advisors are serving as financial advisors to Unity Aluminum.

Investor Conference Call and Webcast

On Tuesday, July 19, 2022, at 8.30 a.m. Eastern Daylight Time (EDT), Steel Dynamics will host a conference call with investors and analysts to discuss its planned aluminum flat rolled growth investment. We encourage you to listen to the live audiocast of the conference call which is accessible from our website (http://www.steeldynamics.com), or via telephone at (1-973-528-0011). An investor presentation will also be posted on our website for reference during our conference call. A replay of the call will be made available on our website at approximately 1:00pm EDT the day of the call and will remain available until 11:59 pm EDT July 26, 2022. A podcast/MP3file of the event will also be available and can be downloaded from our website during that time.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, Adjusted EBITDA, free cash flow, and adjusted free cash flow, non-GAAP financial measures, provide additional meaningful information regarding the company’s current and anticipated performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations of EBITDA, Adjusted EBITDA, free cash flow, and adjusted free cash flow included in this release may not be comparable to similarly titled measures of other companies.

Projections

This press release contains projections, which reflect estimates about future events. These projections are based on an analysis of publicly available information, information provided by industry advisors and consultants, and the company’s experience in the steel industry, and contain many assumptions about the aluminum industry and the company’s anticipated operations. Some assumptions may not materialize and unanticipated events and circumstances may cause actual results to turn out differently than anticipated. Projections are subject to various and substantial uncertainties and risks, and the underlying assumptions may be inaccurate in a material respect. Furthermore, certain projections are non-GAAP measures.

Given the risks and uncertainties inherent in projections, investors are reminded not to rely on projections in connection with making an investment decision. Please see “Note Regarding Non-GAAP Financial Measures” and “Forward-Looking Statements” regarding additional risks and uncertainties in connection with the projections.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel, aluminum, and recycled metals marketplaces, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate”, “intend”, “believe”, “estimate”, “plan”, “seek”, “project”, or “expect”, or by the words “may”, “will”, or “should”, are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not a guarantee of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel and North American aluminum flat rolled supply deficit, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues, such as the COVID-19 pandemic; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes, and our potential inability to pass higher costs on to our customers; (6) cost and availability of electricity, natural gas, oil, or other energy resources are subject to volatile market conditions; (7) increased environmental, greenhouse gas emissions and sustainability considerations or regulations; (8) compliance with and changes in environmental and remediation requirements; (9) significant price and other forms of competition from other steel and aluminum producers, scrap processors and alternative materials; (10) availability of an adequate source of supply of scrap for our metals recycling operations; (11) cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) litigation and legal compliance, (14) unexpected equipment downtime or shutdowns; (15) governmental agencies may refuse to grant or renew some of our licenses and permits required to operate our businesses; (16) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; (17) the impact of impairment charges; (18) the use of estimates and assumptions in connection with anticipated project returns; (19) unanticipated difficulties in integrating or starting up new assets; and (20) risks and uncertainties involving product and/or technology development.

More specifically, refer to Steel Dynamics' more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com under “Investors — SEC Filings”.

Contact:  Investor Relations — +1.260.969.3500

Adjusted EBITDA and Free Cash Flow Reconciliation

(Dollars in millions)

	2017	2018	2019	2020	2021
Net Income (Loss)	$806	$1,256	$678	$571	$3,247
Income Taxes (Benefit)	129	364	197	135	962
Net Interest Expense	124	104	99	85	56
Depreciation	265	283	286	291	312
Amortization	29	28	30	29	29
Noncontrolling Interests	7	3	(7)	(13)	(33)
EBITDA	$1,360	$2,038	$1,283	$1,098	$4,573

Unrealized (Gains) / Losses	5	(6)	3	2	(2)
Inventory Valuation	3	2	1	2	6
Equity-Based Compensation	34	40	43	49	51
Asset Impairment Charges	-	-	-	17	-
Refinancing Charges	3	-	3	8	-
Adjusted EBITDA	$1,405	$2,074	$1,333	$1,176	$4,628

Less Capital Investments	165	239	452	1,198	1,006
Free Cash Flow	$1,240	$1,835	$881	$(22)	$3,622

Plus Sinton, Texas Capital Investments	-	-	205	928	831
Adjusted Free Cash Flow	$1,240	$1,835	$1,086	$906	$4,453